UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2019 (January 30, 2019)

GEANT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213009	38-3993849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kiranthidiya road 114, Beruwala, Sri Lanka, 12070

(Address of Principal Executive Offices) (Zip Code)

+17027510467

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 30, 2019, our majority shareholder (holding 70% of our outstanding common stock) executed written consent approving the following corporate action (“Corporate Actions”):

●	Approve the name change of the Company from Geant Corp. to Cannabis Suisse Corp.

The Corporate Action were adopted at a meeting of our Board of Directors on January 29, 2019, and the Board of Directors recommended that the Corporate Action be presented to our shareholders for approval. The record date for the Corporate Action was January 29, 2019, thus shareholders of record on the Record Date will be subject to the Forward Stock Split.

The Company intends to immediately file an Issuer Company-Related Action Notification Form with FINRA to reflect the name change. At or after the filing with FINRA, the Company will file an Amendment to its Articles of Incorporation with the State of Nevada to effect the name change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEANT CORP. (Registrant) /s/ Suneetha Nandana Silva Sudusinghe Suneetha Nandana Silva Sudusinghe Chief Executive Officer

Date: February 1, 2019